Exhibit 99.1

XPO Reports Second Quarter 2025 Results

GREENWICH, Conn. – July 31, 2025 – XPO (NYSE: XPO) today announced its financial results for the second quarter 2025. The company reported diluted earnings per share of $0.89, compared with $1.25 for the same period in 2024, and adjusted diluted earnings per share of $1.05, compared with $1.12 for the same period in 2024.

Second Quarter 2025 Summary Results

	Three Months Ended June 30,
	Revenue			Operating Income (Loss)
(in millions)	2025	2024	Change %	2025	2024	Change %
North American Less-Than-Truckload Segment	$1,240	$1,272	-2.5%	$199	$203	-2.0%
European Transportation Segment	841	808	4.1%	11	10	10.0%
Corporate	-	-	0.0%	(11)	(16)	-31.3%
Total	$2,080	$2,079	0.0%	$198	$197	0.5%

	Adjusted Operating Income(1)					Adjusted EBITDA(1)
(in millions)	2025		2024		Change %	2025	2024	Change %
North American Less-Than-Truckload Segment		$211		$214	-1.4%	$300	$297	1.0%
European Transportation Segment		15		19	-21.1%	44	49	-10.2%
Corporate		NA		NA	NA	(4)	(3)	33.3%
Total	$	NA	$	NA	NA	$340	$343	-0.9%

	Net Income			Diluted EPS
(in millions, except for per-share data)	2025	2024	Change %	2025	2024	Change %
Total	$106	$150	-29.3%	$0.89	$1.25	-28.8%

	Diluted Weighted-Average Common Shares Outstanding		Adjusted Diluted EPS (1)
(in millions, except for per-share data)	2025	2024	2025	2024	Change %
Total	119	120	$1.05	$1.12	-6.3%

Amounts may not add due to rounding.
NA - Not applicable
(1) See the “Non-GAAP Financial Measures” section of the press release

Mario Harik, chief executive officer of XPO, said, “We delivered strong results in the second quarter, with adjusted EBITDA of $340 million and adjusted diluted EPS of $1.05, both exceeding expectations.

“In our North American LTL business, we achieved an adjusted operating ratio of 82.9%, reflecting an industry-best year-over-year improvement of 30 basis points. While our tonnage declined in the soft freight environment, our world-class service culture drove above-market pricing growth and share gains with local customers. We grew yield, excluding fuel, by 6.1% and increased revenue per shipment by 5.6% from the prior year, with sequential growth in both metrics. On the cost side, we reduced purchased transportation expense by 53% as we insourced linehaul miles to a record level. And we generated another gain in labor productivity, supported by our proprietary technology.”

Harik continued, “We’re executing at a high level and consistently outperforming the industry, with a strategy that positions us to deliver long-term margin expansion and earnings growth.”

Second Quarter Highlights

For the second quarter 2025, the company generated revenue of $2.08 billion, compared with $2.08 billion for the same period in 2024.

Operating income was $198 million for the second quarter, compared with $197 million for the same period in 2024. Net income was $106 million for the second quarter, compared with $150 million for the same period in 2024, as the company lapped a one-time tax benefit related to the European business. Diluted earnings per share was $0.89 for the second quarter, compared with $1.25 for the same period in 2024.

Adjusted net income, a non-GAAP financial measure, was $125 million for the second quarter, compared with $135 million for the same period in 2024. Adjusted diluted EPS, a non-GAAP financial measure, was $1.05 for the second quarter, compared with $1.12 for the same period in 2024.

Adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”), a non-GAAP financial measure, was $340 million for the second quarter, compared with $343 million for the same period in 2024.

The company generated $247 million of cash flow from operating activities in the second quarter and ended the quarter with $225 million of cash and cash equivalents on hand, after $191 million of net capital expenditures.

Results by Business Segment

•	North American Less-Than-Truckload (LTL): The segment generated revenue of $1.24 billion for the second quarter 2025, compared with $1.27 billion for the same period in 2024. On a year-over-year basis, shipments per day decreased 5.1%, tonnage per day decreased 6.7%, while yield, excluding fuel, increased 6.1%. Including fuel, yield increased 4.2%.

Operating income was $199 million for the second quarter, compared with $203 million for the same period in 2024. Adjusted operating income, a non-GAAP financial measure, was $211 million for the second quarter, compared with $214 million for the same period in 2024. Adjusted operating ratio, a non-GAAP financial measure, was 82.9%, reflecting a year-over-year improvement of 30 basis points.

Adjusted EBITDA for the second quarter was $300 million, compared with $297 million for the same period in 2024. The year-over-year increase in adjusted EBITDA was due primarily to yield growth and lower purchased transportation costs, partially offset by lower fuel surcharge revenue, lower tonnage per day and wage inflation.

•	European Transportation: The segment generated revenue of $841 million for the second quarter 2025, compared with $808 million for the same period in 2024. Operating income was $11 million for the second quarter, compared with $10 million for the same period in 2024.

Adjusted EBITDA was $44 million for the second quarter, compared with $49 million for the same period in 2024.

•	Corporate: The segment generated an operating loss of $11 million for the second quarter 2025, compared with a loss of $16 million for the same period in 2024. The year-over-year improvement in operating loss was due primarily to a reduction in transaction and integration costs, partially offset by higher restructuring costs.

Adjusted EBITDA was a loss of $4 million for the second quarter 2025, compared with a loss of $3 million for the same period in 2024.

Conference Call

The company will hold a conference call on Thursday, July 31, 2025, at 8:30 a.m. Eastern Time. Participants can call toll-free (from US/Canada) 1-877-269-7756; international callers dial +1-201-689-7817. A live webcast of the conference will be available on the investor relations area of the company’s website, xpo.com/investors. The conference will be archived until August 30, 2025. To access the replay by phone, call toll-free (from US/Canada) 1-877-660-6853; international callers dial +1-201-612-7415. Use participant passcode 13754630.

About XPO

XPO, Inc. (NYSE: XPO) is a leader in asset-based less-than-truckload (LTL) freight transportation in North America. The company’s customer-focused organization efficiently moves 17 billion pounds of freight per year, enabled by its proprietary technology. XPO serves 55,000 customers with 608 locations and 38,000 employees in North America and Europe, and is headquartered in Greenwich, Conn., USA. Visit xpo.com for more information, and connect with XPO on LinkedIn, Facebook, X, Instagram and YouTube.

Non-GAAP Financial Measures

As required by the rules of the Securities and Exchange Commission (“SEC”), we provide reconciliations of the non-GAAP financial measures contained in this press release to the most directly comparable measure under GAAP, which are set forth in the financial tables attached to this press release.

XPO’s non-GAAP financial measures in this press release include: adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”) on a consolidated basis and for corporate; adjusted EBITDA margin on a consolidated basis; adjusted net income; adjusted diluted earnings per share (“adjusted diluted EPS”); adjusted operating income for our North American Less-Than-Truckload and European Transportation segments; and adjusted operating ratio for our North American Less-Than-Truckload segment.

We believe that the above adjusted financial measures facilitate analysis of our ongoing business operations because they exclude items that may not be reflective of, or are unrelated to, XPO and its business segments’ core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. Other companies may calculate these non-GAAP financial measures differently, and therefore our measures may not be comparable to similarly titled measures of other companies. These non-GAAP financial measures should only be used as supplemental measures of our operating performance.

Adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted diluted EPS, adjusted operating income and adjusted operating ratio include adjustments for transaction and integration costs, as well as restructuring costs and other adjustments as set forth in the attached tables. Transaction and integration adjustments are generally incremental costs that result from an actual or planned acquisition, divestiture or spin-off and may include transaction costs, consulting fees, stock-based compensation, retention awards, internal salaries and wages (to the extent the individuals are assigned full-time to integration and transformation activities) and certain costs related to integrating and converging IT systems. Restructuring costs primarily relate to severance costs associated with business optimization initiatives. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating XPO’s and each business segment’s ongoing performance.

We believe that adjusted EBITDA and adjusted EBITDA margin, improve comparability from period to period by removing the impact of our capital structure (interest and financing expenses), asset base (depreciation and amortization), tax impacts and other adjustments as set out in the attached tables that management has determined are not reflective of core operating activities and thereby assist investors with assessing trends in our underlying businesses. We believe that adjusted net income and adjusted diluted EPS improve the comparability of our operating results from period to period by removing the impact of certain costs and gains that management has determined are not reflective of our core operating activities, including amortization of acquisition-related intangible assets, transaction and integration costs, restructuring costs and other adjustments as set out in the attached tables. We believe that adjusted operating income and adjusted operating ratio improve the comparability of our operating results from period to period by removing the impact of certain transaction and integration costs and restructuring costs, as well as amortization expense and other adjustments as set out in the attached tables.

Forward-looking Statements

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory” or the negative of these terms or other comparable terms. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include the risks discussed in our filings with the SEC, and the following: the effects of business, economic, political, legal, and regulatory impacts or conflicts upon our operations; supply chain disruptions and shortages, strains on production or extraction of raw materials, cost inflation and labor and equipment shortages; our ability to align our investments in capital assets, including equipment, service centers, and warehouses to our customers’ demands; our ability to implement our cost and revenue initiatives and realize growth and expansion as a result of those initiatives; the effectiveness of our action plan, and other management actions, to improve our North American LTL business; our ability to continue insourcing linehaul in ways that enhance our network efficiency and productivity; the anticipated impact of a freight market recovery on our business; our ability to benefit from a sale, spin-off or other divestiture of one or more business units or to successfully integrate and realize anticipated synergies, cost savings and profit opportunities from acquired companies; goodwill impairment; issues related to compliance with data protection laws, competition laws, and intellectual property laws; fluctuations in currency exchange rates, fuel prices and fuel surcharges; the expected benefits of the spin-offs of GXO Logistics, Inc. and RXO, Inc.; our ability to develop and implement proprietary technology and suitable information technology systems; the impact of potential cyber-attacks and information technology or data security breaches or failures; our ability to repurchase shares on favorable terms; our indebtedness; our ability to raise debt and equity capital; fluctuations in interest rates; seasonal fluctuations; our ability to maintain positive relationships with our network of third-party transportation providers; our ability to attract and retain management talent and key employees including qualified drivers; labor matters; litigation; competition; and our ability to deliver pricing growth driven by service quality.

All forward-looking statements set forth in this release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this release speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements except to the extent required by law.

Investor Contact

Brian Scasserra

+1 617-607-6429

brian.scasserra@xpo.com

Media Contact

Cole Horton

+1 203-609-6004

cole.horton@xpo.com

XPO, Inc.
Condensed Consolidated Statements of Income
(Unaudited)
(In millions, except per share data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2025	2024	Change %	2025	2024	Change %
Revenue	$2,080	$2,079	0.0%	$4,034	$4,097	-1.5%
Salaries, wages and employee benefits	871	854	2.0%	1,703	1,688	0.9%
Purchased transportation	426	436	-2.3%	826	874	-5.5%
Fuel, operating expenses and supplies	384	402	-4.5%	777	814	-4.5%
Operating taxes and licenses	21	21	0.0%	40	40	0.0%
Insurance and claims	40	33	21.2%	75	71	5.6%
Gains on sales of property and equipment	(1)	(4)	-75.0%	(3)	(5)	-40.0%
Depreciation and amortization expense	131	122	7.4%	254	239	6.3%
Legal matter (1)	(2)	-	NM	(13)	-	NM
Transaction and integration costs	3	12	-75.0%	6	26	-76.9%
Restructuring costs	8	6	33.3%	20	14	42.9%
Operating income	198	197	0.5%	349	335	4.2%
Other income	(2)	(6)	-66.7%	(3)	(16)	-81.3%
Debt extinguishment loss	-	-	0.0%	5	-	NM
Interest expense	56	56	0.0%	112	114	-1.8%
Income before income tax provision (benefit)	143	147	-2.7%	234	237	-1.3%
Income tax provision (benefit)	37	(3)	NM	59	20	195.0%
Net income	$106	$150	-29.3%	$175	$217	-19.4%

Earnings per share data (2)
Basic earnings per share	$0.90	$1.29		$1.49	$1.87
Diluted earnings per share	$0.89	$1.25		$1.47	$1.81

Weighted-average common shares outstanding
Basic weighted-average common shares outstanding	118	116		118	116
Diluted weighted-average common shares outstanding	119	120		119	120

Amounts may not add due to rounding.
NM - Not meaningful.
(1) Reflects the settlement of claims against certain truck manufacturers related to purchases by our European Transportation segment covering periods prior to 2015.
(2) The sum of quarterly earnings per share may not equal year-to-date amounts due to differences in the weighted-average number of shares outstanding during the respective periods.

XPO, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In millions, except per share data)

	June 30,	December 31,
	2025	2024
ASSETS
Current assets
Cash and cash equivalents	$225	$246
Accounts receivable, net of allowances of $46 and $50, respectively	1,132	977
Other current assets	265	283
Total current assets	1,623	1,505
Long-term assets
Property and equipment, net of $2,219 and $2,019 in accumulated depreciation, respectively	3,646	3,402
Operating lease assets	756	727
Goodwill	1,553	1,461
Identifiable intangible assets, net of $552 and $499 in accumulated amortization, respectively	340	361
Other long-term assets	214	254
Total long-term assets	6,510	6,206
Total assets	$8,133	$7,712

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$498	$477
Accrued expenses	777	708
Short-term borrowings and current maturities of long-term debt	63	62
Short-term operating lease liabilities	148	127
Other current liabilities	113	46
Total current liabilities	1,599	1,420
Long-term liabilities
Long-term debt	3,344	3,325
Deferred tax liability	383	393
Employee benefit obligations	85	85
Long-term operating lease liabilities	612	603
Other long-term liabilities	329	283
Total long-term liabilities	4,753	4,690

Stockholders’ equity
Common stock, $0.001 par value; 300 shares authorized; 118 and 117 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	-	-
Additional paid-in capital	1,233	1,274
Retained earnings	747	572
Accumulated other comprehensive loss	(199)	(246)
Total equity	1,781	1,601
Total liabilities and equity	$8,133	$7,712

Amounts may not add due to rounding.

XPO, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In millions)

	Six Months Ended
	June 30,
	2025	2024
Cash flows from operating activities
Net income	$175	$217
Adjustments to reconcile net income to net cash from operating activities
Depreciation and amortization	254	239
Stock compensation expense	31	42
Accretion of debt	5	5
Deferred tax expense	6	25
Gains on sales of property and equipment	(3)	(5)
Other	14	6
Changes in assets and liabilities
Accounts receivable	(124)	(135)
Other assets	26	(67)
Accounts payable	(22)	14
Accrued expenses and other liabilities	26	13
Net cash provided by operating activities	389	355
Cash flows from investing activities
Payment for purchases of property and equipment	(395)	(496)
Proceeds from sale of property and equipment	12	13
Net cash used in investing activities	(382)	(483)
Cash flows from financing activities
Repayment of debt and finance leases	(36)	(39)
Payment for debt issuance costs	(3)	(4)
Repurchase of common stock	(10)	-
Change in bank overdrafts	22	27
Payment for tax withholdings for restricted shares	(48)	(17)
Other	2	(1)
Net cash used in financing activities	(74)	(35)
Effect of exchange rates on cash, cash equivalents and restricted cash	2	-
Net decrease in cash, cash equivalents and restricted cash	(65)	(162)
Cash, cash equivalents and restricted cash, beginning of period	298	419
Cash, cash equivalents and restricted cash, end of period	$233	$256

Amounts may not add due to rounding.

North American Less-Than-Truckload Segment
Summary Financial Table
(Unaudited)
(In millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	Change %	2025	2024	Change %
Revenue (excluding fuel surcharge revenue)	$1,057	$1,064	-0.7%	$2,051	$2,075	-1.2%
Fuel surcharge revenue	183	208	-12.0%	361	418	-13.6%
Revenue	1,240	1,272	-2.5%	2,412	2,493	-3.2%
Salaries, wages and employee benefits	643	639	0.6%	1,259	1,252	0.6%
Purchased transportation	32	68	-52.9%	69	146	-52.7%
Fuel, operating expenses and supplies (1)	222	236	-5.9%	454	479	-5.2%
Operating taxes and licenses	17	16	6.3%	33	32	3.1%
Insurance and claims	25	20	25.0%	49	41	19.5%
Losses on sales of property and equipment	2	1	100.0%	2	3	-33.3%
Depreciation and amortization	96	86	11.6%	185	168	10.1%
Transaction and integration costs	-	-	0.0%	-	1	-100.0%
Restructuring costs	4	1	300.0%	4	2	100.0%
Operating income	199	203	-2.0%	357	368	-3.0%
Operating ratio (2)	84.0%	84.1%		85.2%	85.2%
Amortization expense	9	9		18	18
Transaction and integration costs	-	-		-	1
Restructuring costs	4	1		4	2
Gains on real estate transactions	-	-		(2)	-
Adjusted operating income (3)	$211	$214	-1.4%	$377	$389	-3.1%
Adjusted operating ratio (3) (4)	82.9%	83.2%		84.4%	84.4%
Depreciation expense	87	77		167	150
Pension income	2	6		3	13
Gains on real estate transactions	-	-		2	-
Adjusted EBITDA (5)	$300	$297	1.0%	$550	$551	-0.2%
Adjusted EBITDA margin (5)	24.2%	23.3%		22.8%	22.1%

Amounts may not add due to rounding.
(1) Fuel, operating expenses and supplies includes fuel-related taxes.
(2) Operating ratio is calculated as (1 - (Operating income divided by Revenue)) using the underlying unrounded amounts.
(3) See the “Non-GAAP Financial Measures” section of the press release.
(4) Adjusted operating ratio is calculated as (1 - (Adjusted operating income divided by Revenue)) using the underlying unrounded amounts; adjusted operating margin is the inverse of adjusted operating ratio.
(5) Adjusted EBITDA is used by our chief operating decision maker to evaluate segment profit (loss) in accordance with ASC 280. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue using the underlying unrounded amounts.

North American Less-Than-Truckload
Summary Data Table
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	Change %	2025	2024	Change %
Pounds per day (thousands)	67,813	72,658	-6.7%	66,625	71,687	-7.1%

Shipments per day	50,782	53,519	-5.1%	49,596	52,460	-5.5%

Average weight per shipment (in pounds)	1,335	1,358	-1.6%	1,343	1,367	-1.7%

Revenue per shipment (including fuel surcharges)	$384.13	$370.98	3.5%	$384.20	$372.39	3.2%

Revenue per shipment (excluding fuel surcharges)	$327.53	$310.24	5.6%	$326.66	$309.91	5.4%

Gross revenue per hundredweight (including fuel surcharges) (1)	$29.23	$28.04	4.2%	$29.15	$27.92	4.4%

Gross revenue per hundredweight (excluding fuel surcharges) (1)	$24.99	$23.56	6.1%	$24.86	$23.35	6.5%

Average length of haul (in miles)	845.5	847.8		845.5	848.1

Total average load factor (2)	22,765	22,884	-0.5%	22,602	22,877	-1.2%

Average age of tractor fleet (years)	3.7	4.0

Number of working days	63.5	64.0		126.5	127.5

(1) Gross revenue per hundredweight excludes the adjustment required for financial statement purposes in accordance with the company’s revenue recognition policy.
(2) Total average load factor equals freight pound miles divided by total linehaul miles.

Note: Table excludes the company’s trailer manufacturing operations. Percentages presented are calculated using the underlying unrounded amounts.

European Transportation Segment
Summary Financial Table
(Unaudited)
(In millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	Change %	2025	2024	Change %
Revenue	$841	$808	4.1%	$1,622	$1,605	1.1%
Salaries, wages and employee benefits	224	212	5.7%	436	428	1.9%
Purchased transportation	394	368	7.1%	757	728	4.0%
Fuel, operating expenses and supplies (1)	163	165	-1.2%	324	335	-3.3%
Operating taxes and licenses	4	4	0.0%	7	8	-12.5%
Insurance and claims	15	13	15.4%	26	27	-3.7%
Gains on sales of property and equipment	(3)	(5)	-40.0%	(5)	(9)	-44.4%
Depreciation and amortization	34	35	-2.9%	67	70	-4.3%
Legal matter (2)	(2)	-	NM	(13)	-	NM
Transaction and integration costs	-	1	-100.0%	-	1	-100.0%
Restructuring costs	1	3	-66.7%	12	11	9.1%
Operating income	$11	$10	10.0%	$12	$6	100.0%
Amortization expense	5	5		10	10
Legal matter (2)	(2)	-		(13)	-
Transaction and integration costs	-	1		-	1
Restructuring costs	1	3		12	11
Adjusted operating income (3)	$15	$19	-21.1%	$20	$28	-28.6%
Depreciation expense	29	30		56	59
Adjusted EBITDA (4)	$44	$49	-10.2%	$76	$87	-12.6%
Adjusted EBITDA margin (4)	5.2%	6.1%		4.7%	5.4%

Amounts may not add due to rounding.

NM - Not meaningful.

(1) Fuel, operating expenses and supplies includes fuel-related taxes.

(2) Reflects the settlement of claims against certain truck manufacturers related to purchases by our European Transportation segment covering periods prior to 2015.

(3) See the “Non-GAAP Financial Measures” section of the press release.

(4) Adjusted EBITDA is used by our chief operating decision maker to evaluate segment profit (loss) in accordance with ASC 280. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue using the underlying unrounded amounts.

Corporate
Summary Financial Table
(Unaudited)
(In millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	Change %	2025	2024	Change %
Revenue	$-	$-	0.0%	$-	$-	0.0%
Salaries, wages and employee benefits	4	3	33.3%	8	8	0.0%
Insurance and claims	-	-	0.0%	-	3	-100.0%
Depreciation and amortization	1	1	0.0%	2	2	0.0%
Transaction and integration costs	2	11	-81.8%	6	24	-75.0%
Restructuring costs	4	1	300.0%	5	1	400.0%
Operating loss	$(11)	$(16)	-31.3%	$(20)	$(39)	-48.7%
Other income (expense) (1)	-	-		-	3
Depreciation and amortization	1	1		2	2
Transaction and integration costs	2	11		6	24
Restructuring costs	4	1		5	1
Adjusted EBITDA (2)	$(4)	$(3)	33.3%	$(8)	$(8)	0.0%

Amounts may not add due to rounding.
(1) Other income (expense) consists of foreign currency gain (loss) and other income (expense).
(2) See the “Non-GAAP Financial Measures” section of the press release.

XPO, Inc.
Reconciliation of Non-GAAP Measures
(Unaudited)
(In millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	Change %	2025	2024	Change %
Reconciliation of Net Income to Adjusted EBITDA
Net income	$106	$150	-29.3%	$175	$217	-19.4%
Debt extinguishment loss	-	-		5	-
Interest expense	56	56		112	114
Income tax provision (benefit)	37	(3)		59	20
Depreciation and amortization expense	131	122		254	239
Legal matter (1)	(2)	-		(13)	-
Transaction and integration costs	3	12		6	26
Restructuring costs	8	6		20	14
Adjusted EBITDA (2)	$340	$343	-0.9%	$618	$631	-2.1%
Revenue	$2,080	$2,079	0.0%	$4,034	$4,097	-1.5%
Adjusted EBITDA margin (2) (3)	16.3%	16.5%		15.3%	15.4%

Amounts may not add due to rounding.

(1) Reflects the settlement of claims against certain truck manufacturers related to purchases by our European Transportation segment covering periods prior to 2015.

(2) See the “Non-GAAP Financial Measures” section of the press release.

(3) Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue using the underlying unrounded amounts.

XPO, Inc.

Reconciliation of Non-GAAP Measures (cont.)

(Unaudited)

(In millions, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Reconciliation of Net Income and Diluted Earnings Per Share to Adjusted Net Income and Adjusted Earnings Per Share
Net income	$106	$150	$175	$217
Debt extinguishment loss	-	-	5	-
Amortization of acquisition-related intangible assets	15	14	29	28
Legal matter (1)	(2)	-	(13)	-
Transaction and integration costs	3	12	6	26
Restructuring costs	8	6	20	14
Income tax associated with the adjustments above (2)	(5)	(6)	(10)	(12)
European legal entity reorganization (3)	-	(41)	1	(41)

Adjusted net income (4)	$125	$135	$212	$232

Adjusted diluted earnings per share (4)	$1.05	$1.12	$1.78	$1.93

Weighted-average common shares outstanding
Diluted weighted-average common shares outstanding	119	120	119	120

Amounts may not add due to rounding.

(1) Reflects the settlement of claims against certain truck manufacturers related to purchases by our European Transportation segment covering periods prior to 2015.

(2) This line item reflects the aggregate tax benefit of all non-tax related adjustments reflected in the table above. The detail by line item is as follows:

Debt extinguishment loss	$-	$-	$1	$-
Amortization of acquisition-related intangible assets	2	3	5	7
Transaction and integration costs	1	1	1	3
Restructuring costs	2	1	3	3
	$5	$6	$10	$12

Amounts may not add due to rounding.

The income tax rate applied to reconciling items is based on the GAAP annual effective tax rate, excluding discrete items, non-deductible compensation, losses for which no tax benefit can be recognized, and contribution- and margin-based taxes.

(3) Reflects a tax benefit recognized in the second quarter of 2024 and the subsequent adjustments recognized related to a legal entity reorganization within our European Transportation business.

(4) See the “Non-GAAP Financial Measures” section of the press release.